UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On November 11, 2008, the stockholders of Automatic Data Processing, Inc. (the “Company”) approved the Automatic Data Processing, Inc. 2008 Omnibus Award Plan at the 2008 Annual Meeting of Stockholders. The following summary of the material features of the 2008 Omnibus Award Plan is qualified in its entirety by reference to the complete text of the 2008 Omnibus Award Plan.

Summary of the 2008 Omnibus Award Plan

Administration. Our 2008 Omnibus Award Plan will be administered by a committee approved by our board of directors (or, if no committee has been appointed, it shall be administered by the board of directors). Our compensation committee will initially administer the 2008 Omnibus Award Plan. The committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2008 Omnibus Award Plan and to establish, amend, suspend or waive any rules and regulations relating to our 2008 Omnibus Award Plan. The compensation committee will have full discretion to administer and interpret the 2008 Omnibus Award Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any of our employees, directors, officers or consultants and those of our affiliates will be eligible for awards under the 2008 Omnibus Award Plan. The committee has the sole authority to determine who will be granted an award under the 2008 Omnibus Award Plan.

Number of Shares Authorized. The 2008 Omnibus Award Plan provides for an aggregate of 5,000,000 shares of our common stock plus the number of shares of our common stock that remain available for awards under the Company’s 2000 Stock Option Plan, 2003 Director Stock Plan, Key Employees’ Restricted Stock Plan or Executive Incentive Compensation Plan (the “Prior Plans”) on the day the 2008 Omnibus Award Plan is approved by the stockholders. There are approximately 26 million shares of our common stock available under the Prior Plans, which results in a total of approximately 31 million shares of our common stock available for awards under the 2008 Omnibus Award Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of our common stock in any consecutive 36-month period. No more than 300,000 shares of our common stock may be granted under our 2008 Omnibus Award Plan with respect to performance compensation awards to any single participant for a single fiscal year during a performance period or, if the award is paid in cash, other securities or other awards under the 2008 Omnibus Award Plan, no more than the fair market value of 300,000 shares of our common stock on the last day of the performance period to which the award relates. The maximum amount payable to a participant pursuant to a cash bonus under our 2008 Omnibus Award Plan for any single fiscal year during a performance period is $5,000,000. No more than approximately 31 million shares of our common stock may be issued in the aggregate in respect of incentive stock options under our 2008 Omnibus Award Plan. All of the shares of our common stock available for awards under the 2008 Omnibus Award Plan will be available for incentive stock options. If any award granted under the 2008 Omnibus Award Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2008 Omnibus Award Plan. If there is any change in our corporate capitalization, the compensation committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2008 Omnibus Award Plan, the number of shares covered by awards then outstanding under our 2008 Omnibus Award Plan, the limitations on awards under our 2008 Omnibus Award Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be equitable.

Awards Available for Grant. The compensation committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The compensation committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under our 2008 Omnibus Award Plan will be subject to the terms and conditions established by the compensation committee. Under the terms of our 2008 Omnibus Award Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2008 Omnibus Award Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the committee and specified in the applicable award agreement. The maximum term of an option granted under the 2008 Omnibus Award Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), through a “net exercise,” or the compensation committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the committee may determine to be appropriate. The compensation committee may, in its sole discretion, accelerate the exercisability of a stock option upon a change in control, death, disability, retirement or any other termination of a participant’s employment.

In-the-money options that have not been exercised by the option’s expiration date will be automatically exercised by means of a net exercise.

Stock Appreciation Rights. The committee is authorized to award stock appreciation rights under the 2008 Omnibus Award Plan. SARs will be subject to the terms and conditions established by the compensation committee and reflected in an award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2008 Omnibus Award Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The compensation committee may, in its sole discretion, accelerate the exercisability of a SAR upon a change in control, death, disability, retirement or any other termination of a participant’s employment.

In-the-money SARs that have not been exercised by the SAR’s expiration date will be automatically settled at that time.

Restricted Stock. The committee is authorized to award restricted stock under the 2008 Omnibus Award Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the compensation committee for a specified period. If any dividends in respect of restricted stock have been withheld by the company during the restricted period, those dividends will be paid in cash or, at the discretion of the committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited. The committee will determine the treatment of any unvested portion of a restricted stock award upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement or any other termination of a participant’s employment).

Restricted Stock Unit Awards. The committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the compensation committee. At the election of the compensation committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the compensation committee. If a restricted stock unit award agreement so provides, the restricted stock unit award will be credited with dividend equivalents in respect of the common stock underlying the restricted stock units. Any such dividend equivalents will be paid in cash or, at the discretion of the committee, in common stock when the restricted period ends, unless the restricted stock unit has previously been forfeited. The committee will determine the treatment of any unvested portion of restricted stock unit awards upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement or any other termination of a participant’s employment).

Other Stock-Based Awards. The committee is authorized to award unrestricted common stock, and restricted stock under our Performance Based Restricted Stock Program or other incentive programs that we may maintain from time to time. These awards may be granted either alone or in tandem with other awards with such terms and conditions as the committee may determine.

Deferred Stock Units. Our non-employee directors will be granted deferred stock units. Deferred stock units entitle the director to receive a number of shares of our common stock on a deferred basis that are equal in value to the portion of the director’s annual retainer set by the board to be paid in deferred stock units. The Board may also permit directors to defer payment of any portion of the remainder of their annual retainers. In addition, directors will be allowed to defer payment of any portion of their meeting fees or fees they earn for serving as a board committee chairperson. Directors may choose to have meeting fees so deferred credited as cash or deferred stock units. Each of our directors will be credited with deferred stock units equal to the fixed portion of the retainer to be deferred and any elective portion the director has elected to defer. Directors’ deferred stock unit accounts will be credited with dividend equivalents whenever we pay dividends on our common stock. Dividend equivalents will accrue interest, and meeting fees deferred by our directors will also be credited with interest. Deferred stock units, meeting fees and dividend equivalents will all be paid to the directors 30 days after they cease serving as a member of our board of directors.

Performance Compensation Awards. The compensation committee may grant any award other than a stock option or a SAR under the 2008 Omnibus Award Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);
•	basic or diluted earnings per share (before or after taxes);
•	net revenue or net revenue growth;
•	gross revenue, gross revenue growth;
•	gross profit or gross profit growth;
•	net operating profit (before or after taxes);
•	return measures (including, but not limited to, return on investment, assets, capital, invested capital, equity or sales);
•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);
•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;
•	productivity ratios;
•	share price (including, but not limited to, growth measures and total stockholder return);
•	expense targets;
•	operating efficiency;
•	objective measures of customer satisfaction;
•	working capital targets;
•	measures of economic value added;
•	inventory control;
•	stockholder return;
•	sales;
•	enterprise value;
•	client retention;
•	competitive market metrics;
•	employee retention;
•	timely completion of new product rollouts;
•	timely launch of new facilities;
•

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); or

•	any combination of the foregoing.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the compensation committee be transferred without consideration and on such other terms and conditions as set forth by the compensation committee.

Amendment. Our 2008 Omnibus Award Plan has a term of 10 years. Our board of directors may amend, suspend or terminate our 2008 Omnibus Award Plan at any time; however, stockholder approval to amend our 2008 Omnibus Award Plan may be necessary if the law so requires. Also, we would need stockholder approval if the committee intended to amend an award agreement in a way that would either reduce the exercise price or strike price of a stock option or SAR, or cancel and replace an outstanding stock option or SAR with a new option or SAR or other award or cash in a way that would constitute a “repricing” for financial statement reporting purposes or otherwise fail to qualify for equity accounting treatment, or take any other action that is considered a “repricing” for purposes of any stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted, and in either case was not otherwise permitted by the provisions of the plan relating to adjustments of awards in the case of changes in our capital structure and similar events. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.26	2008 Omnibus Award Plan - incorporated by reference to Appendix A to the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the Commission on September 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Vice President